                      AGREEMENT OF PURCHASE AND SALE
                                   AND
                        JOINT ESCROW INSTRUCTIONS


To:   First American Title Insurance Company    Escrow No.
                                                Escrow Officer:
Address:
                                                Title Order No.
                                                Title Officer:

     This Agreement of Purchase and Sale and Joint Escrow Instructions ("Agreement") is dated the 27 day of May, 1998 and entered into by and between NEVADA INVESTMENT HOLDINGS, INC., a Nevada corporation ("Seller") and EAGLE HARDWARE & GARDEN, INC., a Washington corporation, or assigns as may be allowed herein ("Buyer") for purchase and sale of certain real property situate in Los Angeles County, California, consisting of approximately It is estimated that the Property contains approximately 425,100 square feet. improved real property and located at the southwest corner of Azusa Avenue and Grandahl Street in Covina, California, together with any improvements thereon and all rights appurtenant thereto (the "Property"). The Property is shown in approximate location on Buyer's proposed site plan dated February 20, 1998 and numbered X467-A (the "Site Plan") and attached hereto as Exhibit
A. The legal description of the Property is attached to this Agreement as Exhibit B and made a part hereof.

     Seller agrees to sell, and Buyer agrees to buy, the Property upon and subject to the terms and conditions set forth below:

     1. PURCHASE PRICE; PAYMENT. The total purchase price for the Property shall be Five Million Dollars ($5,000,000.00).

     2. EARNEST MONEY DEPOSIT/OPENING OF ESCROW. Within three (3) business days after the Effective Date, Buyer will deliver a fully executed counterpart original of this Agreement to First American Title Insurance Company in Santa Ana ("Escrow Holder") and deposit earnest money of one hundred thousand dollars ($100,000) (the "First Deposit") with Escrow Holder. For purposes of this Agreement, the Escrow shall be deemed opened ("Opening of Escrow") on the date Escrow Holder has received the Initial Deposit from Buyer and an executed counterpart of this Agreement. Escrow Holder shall notify Buyer and Seller, in writing of such date. Escrow Holder shall place the First Deposit (and Second and Third Deposits, if any, as defined in Section 3.12 below) in an interest-bearing account, with interest to accrue to Buyer's benefit. The First, Second and Third Deposits shall all be applied against and credited to the purchase price. Except as set forth in Section 3.12, if this transaction does not close for any reason other than default by Buyer under this Agreement, all the Deposits, and all interest accrued thereon, shall be returned to Buyer. In the event of Buyer's default under this Agreement, Seller shall have as its sole remedy the right to terminate this Agreement and retain the Deposits, together with accrued interest thereon, as liquidated damages.

     3. CONTINGENCIES. Buyer's obligation to purchase the Property is subject to Buyer's satisfaction or waiver, in writing, of the following conditions precedent, in Buyer's sole and absolute discretion, on or before expiration of the applicable time periods described below:

        3.1 PRELIMINARY TITLE INSURANCE COMMITMENT. Within fifteen (15) days after the Effective Date, Seller shall provide Buyer with a current preliminary commitment for owner's title insurance with extended coverage (ALTA Form 1970-B, as revised in 1984 or if unavailable,


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Form B-1987) issued by Escrow Holder ("Report"), with copies of all documents listed as exceptions set forth therein.

        3.2 ALTA/ACSM SURVEY. Within twenty (20) days after the Effective Date, Seller shall provide Buyer with a new ALTA/ACSM survey with land area certification of the Property ("Survey").

        3.3 TITLE AND SURVEY APPROVAL PERIODS. Buyer shall have fifteen (15) days from the latter of the receipt of the Report and Survey ("Title Review Period") to notify Seller of its disapproval or conditional approval of any exceptions shown in the Report or any items shown on the Survey ("Buyer Title Notice"). The failure of Buyer to give Buyer's Title Notice on or prior to the expiration of the Title Review Period shall be deemed to constitute Buyer's approval of the Report and Survey. If the Buyer Title Notice is so given, Seller, in its sole discretion, may elect to attempt to cause all or any of such disapproved or conditionally approved exceptions or items to be removed or insured over on or before closing. If Seller makes such election, Seller shall give notice of same to Buyer ("Seller Title Notice") within twenty (20) days after the receipt of the Buyer Title Notice. If Seller does not send the Seller Title Notice, or if Seller sends the Seller Title Notice but does not elect to cause all such disapproved or conditionally approved exceptions or items to be removed or insured over to Buyer's reasonable satisfaction on or before closing, Buyer may elect to either waive its objections or to give notice that Buyer elects to terminate this Agreement ("Buyer Termination Notice"). The Buyer Termination Notice shall be given prior to Buyer either receiving a reasonably acceptable Seller Title Notice or receiving notification from the Title Insurance Company that all exceptions to which it objected will be deleted or insured over. If Buyer and Seller reach agreement on an approved state of title and title is not in such condition on or before the closing, then Buyer shall have the right, by a writing delivered to Seller and Escrow Holder, to either accept title in the condition at closing or to terminate this Agreement. On any such termination as set forth above, Escrow Holder shall refund the Deposits and all interest accrued thereon to Buyer and all rights and obligations of Seller and Buyer under this Agreement shall terminate and be of no further force or effect except as otherwise provided herein.

        3.4 SITE SUITABILITY. Buyer's determination that the Property is feasible in all respects for Buyer's intended use, including but not limited to, the following: determining that Buyer's selected building configuration plan can be satisfactorily adapted to the site utilizing as much of the existing buildings as possible: and that Buyer's proposed parking plan, on site vehicle and pedestrian circulation plan and street access plan for the Property all meet or exceed Buyer's minimum criteria; and that the local governmental requirements for landscaping, open area, building to land ratio, set-backs and parking can be satisfied within Buyer's plans as shown on Exhibit A and that all utilities are available of adequate capacity to serve Buyer's needs.

        3.5 STUDIES. Satisfactory results of all soils, engineering, environmental, topography, hazardous waste, geotechnical, hydrology, wetlands and other studies ("Studies") that may be deemed necessary by Buyer or required by any governmental agency in connection with the Property and Buyer's planned development and use of the Property. During the Feasibility Period, Buyer and its agents, contractors and employees may enter on the building currently occupied by Kids "R" Us ("Kids Building"), on two (2) business days prior written notice to Seller, for the purpose of conducting any of the applicable studies referenced above and an asbestos survey and removal estimate, provided that such entry shall be subject to the rights of the tenant occupying the Kids Building. Any investigations or tests shall be at Buyer's expense and performed by properly licensed and qualified persons. Any proposed physical testing or drilling requires Seller's approval which shall not be unreasonably withheld or delayed. Seller may have a representative accompany Buyer and its agents, contractors or employees while they are on the Property; and, prior to any entry involving physical testing or other physical disturbance, Seller may require Buyer to provide proof of comprehensive general liability insurance naming Seller and the tenant occupying the Kid's Building as an additional insured in an amount and with coverage reasonably satisfactory to Seller. Within ten (10) days from the


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Effective Date, Seller shall deliver to Buyer information contained in
Seller's files or available to Seller with respect to the Property and, more specifically, to the extent Seller has same in its files, construction and engineering plans, drawings and specifications for the existing buildings, and all other material, data, filings, applications, P.U.D. information, wetland mitigations, topographic surveys, soils tests, environmental assessments, environmental remediation and other information or data with respect to the Property that Seller may have in its files. Seller, at no expense to Seller, shall also cooperate and assist Buyer in obtaining from Dayton Hudson corporation, Target Stores division ("Target") or Kids "R" Us ("Kids"), to the extent they may have same, all such information that is not in Seller's files. Seller makes no express or implied warranty or representation of any kind as to the accuracy or completeness of any such documents. Buyer shall indemnify and defend Seller against, and hold Seller harmless from, any and all liabilities, losses, damages, claims, liens, attorneys' fees, court costs, and litigation expenses of any kind or nature arising directly from the entry of Buyer, its agents, contractors or employees onto the Property; except that this provision is not intended to apply to the mere discovery of asbestos or other hazardous or toxic substances or materials or any consequences as a result of such mere discovery. If Buyer conducts any physical analysis on the Property, and if this transacation does not close, Buyer shall return the Property to the condition it was in before Buyer conducted the analysis and Buyer shall deliver copies of all studies to Seller. The provisions of this Section 3.5 shall survive Close of Escrow.

         3.6 APPROVALS AND PERMITS. Issuance, (at not cost to Seller, obligation of Seller or condition placed upon the Property), of any and/or all applicable required governmental approvals (city, county, state, federal) including but not limited to the following: (i) PUD and/or replat, parcel consolidation and lot line adjustment of the Property; (ii) Los Angeles Department of Public Works re: San Dimas Wash (Channel)(see Section 3.7 below); (iii) subdivision approvals and/or rezoning approvals; (iv) California Department of Transportation highway access and traffic signal approvals; (v) City and/or County approvals, i.e.; building permits, use permits, sign permits, design review approvals, site plan approvals, parking variances and street vacancies; (vi) any other approvals, as applicable, of any kind from any and all governmental agencies having jurisdiction over the Property; necessary for Buyer to develop and construct its store building, garden yard, greenhouse and any other improvements that Buyer deems necessary in its sole determination to conduct its selected business operations on the Property as shown on Exhibit A. The timing, conditions and cost of the permits and approvals (including any mitigation fees) must be acceptable to Buyer.

          3.7 SAN DIMAS WASH LAND USE. Acquisition (at no cost to Seller, obligation of Seller or condition placed upon the Property), from the Los Angeles Department of Public Works by means of a long term ground lease or access and use easement agreement prior to the end of the Contingency Period (as described below) for the approximately .769 acres (33,500 square feet) of vacant bare ground (approximately 50 feet wide by approximately 670 feet long) which is a part of the San Dimas Wash drainage channel right-of-way. The area lies on the north side of the concrete channel and abuts the full length of the south side of the Property. The area is to be used exclusively for parking and vehicular circulation with appropriate landscaping and a six foot high chainlink safety fence along the channel edge all as shown on Exhibit A.

         3.8 STREET RIGHT OF WAY REDUCTION. Approval (at no cost to Seller, obligation of Seller or condition placed upon the Property), by the City of Covina, prior to the end of the Contingency Period, (i) for the reconfiguration and right of way reduction of Grandahl Street as shown on Exhibit A; and (ii) that all vacated R.O.W. area lying south of the reconfigured R.O.W. shall become part of the Property at no expense to Buyer or Seller and (iii) that all R.O.W. reconfiguration work shall be completed in concert with the completion of all Buyer's on site work and building remodel; and (iv) that Buyer, at its cost, can construct the proposed neighborhood entry feature and identity monument sign (as shown on Exhibit
A), including sign wall and island landscaping; and that (v) maintenance of the neighborhood entry feature landscaping and sign after completion shall be the responsibility of the neighborhood community or the City of Covina.


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         3.9  ENVIRONMENTAL MITIGATION.  Within fifteen (15) days of the
Effective Date, Seller shall deliver to Buyer a current Phase 1 environmental report on the Property and an asbestos report on the vacant building currently still under lease by Dayton Hudson Corporation ("Target Building"). Within forty-five (45) days of the Effective Date, Seller shall deliver to Buyer an asbestos report, prepared by a certified environmental consultant, and a written estimate of the costs of the asbestos removal from a certified asbestos removal contractor on the Kids Building. Seller makes no express or implied warranty or representation of any kind as to the accuracy or completeness of any such reports. No later than thirty (30) days prior to the end of the Contingency Period, Seller at its own cost and expense shall remove all asbestos from the Target Building as indicated by the asbestos report for the Target Building. Seller shall provide Buyer with a report from the asbestos contractor indicating the completion of such work. Not later than fifteen (15) days prior to the end of the Contingency Period, Seller shall obtain at least two (2) bids for the removal of asbestos from the Kids Building and shall deliver copies of such bids to Buyer. Buyer and Seller shall work together in good faith to reach agreement on the selection of one (1) such bid. At Closing, the cost of removal of asbestos from Kids Building per the bid so selected by Seller and Buyer shall be a credit against the Purchase Price. Other than as set forth above, Buyer shall satisfy itself as to the environmental condition of the Property and Seller makes no representations as to same.

         3.10 VACATION OF KIDS "R" US AND THE TARGET BUILDINGS. Not more than thirty (30) days prior to the end of the Contingency Period, Buyer shall have successfully completed negotiations (on terms acceptable to Buyer) with Kids, the current occupant and any other occupants, ("tenants(s)") of the Kids Building for the leasehold termination and vacation of the premises by the tenant(s) on or before the Closing Date. It shall be Seller's duty to deliver the Target Building free of any leasehold tenancies or other occupancies and vacated by any occupants on or before the Closing Date.

         3.11 TIME PERIODS. Buyer shall have until 5:00 P.M. PST on June 14, 1998, to waive the contingencies set forth in Sections 3.4 and 3.5 (the "Feasibility Period"). If Buyer does not waive the contingencies set forth in Sections 3.4 and 3.5 in writing to Seller on or before the expiration of the Feasibility Period, the First Deposit, with interest, shall be refunded by Escrow Holder to Buyer and this Agreement shall terminate and be null and void except as otherwise provided herein. Buyer shall have until 5:00 P.M. PST on October 12, 1998 (the "Contingency Period") from the end of the Feasibility Period to waive the contingencies set forth in Sections 3.6, 3.7, 3.8, 3.9. and 3.10. If Buyer does not waive the contingencies set forth in Sections 3.6., 3.7, 3.8, 3.9. and 3.10 in writing to Seller on or before the expiration of the Contingency Period and does not extend the Contingency Period as allowed in Section 3.12 below, the First Deposit, with interest, shall be refunded by Escrow Holder to Buyer and this Agreement shall terminate and be null and void except as otherwise provided herein.

         3.12 EXTENSION PERIODS. If Buyer has satisfied or waived the contingencies set forth in Sections 3.4 and 3.5 within the time period allowed and is diligently pursuing the applicable required approvals, agreements and permits set forth in Sections 3.6, 3.7, 3.8, 3.9 and 3.10, Buyer shall be allowed a first thirty (30) day extension of the Contingency Period ("First Extension Period"), upon performing the following prior to the end of the Contingency Period: (i) depositing with Escrow Holder an additional fifty thousand dollar ($50,000.00) deposit ("Second Deposit") which deposit shall be non refundable to Buyer upon deposit unless Seller is in default under this Agreement; and (ii) sending written notification to Seller of such deposit. If Buyer does not waive the contingencies set forth in Sections 3.6, 3.7, 3.8, 3.9 and 3.10 in writing to Seller on or before the expiration of the First Extension Period and does not extend the Contingency Period a second time as allowed below, the First Deposit, with accrued interest, shall be refunded by Escrow Holder to Buyer and the Second Deposit, with accrued interest, shall be released by the Escrow Holder to the Seller and the Purchase Agreement shall terminate and be null and void except as otherwise provided herein. If Buyer is diligently pursuing the applicable required approvals, agreements and permits set forth in Sections 3.6, 3.7, 3.8, 3.9 and

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3.10, Buyer shall be allowed a second thirty (30) day extension of the
Contingency Period ("Second Extension Period"), upon performing the following prior to the end of the First Extension Period: (i) depositing with Escrow Holder an additional fifty thousand dollar ($50,000.00) deposit ("Third Deposit"), which deposit shall be non refundable to Buyer upon deposit, unless Seller is in default under this Agreement; and (ii) sending written notification to Seller of such deposit. If Buyer does not waive the contingencies set forth in Sections 3.6, 3.7, 3.8, 3.9 and 3.10 in writing to Seller on or before the expiration of the Second Extension Period, the First Deposit, with accrued interest, shall be refunded by the Escrow Holder to Buyer and the Second Deposit and Third Deposit, with accrued interest, shall be released by Escrow Holder to Seller and this Agreement shall terminate and be null and void except as otherwise provided herein.

          3.13 INDEMNITY. Buyer shall defend, indemnify and hold Seller harmless from and against any and all claims, actions, loss, cost, fee, assessment or similar charge, damage (including, without limitation, any diminution in the market value of the Property) and expense (including reasonable attorneys' fees) resulting from Buyer obtaining any governmental approvals, authorizations, actions, acquisitions, leases or permits as set forth in Sections 3.6 through 3.9 above. This provision shall survive the closing of this transaction or termination of this Agreement.

          3.14 AS IS. If this Agreement remains in existence after the Contingency Period, Buyer shall be deemed to have represented to Seller that
(A) Buyer has concluded whatever studies, tests, and investigations concerning the Property Buyer desires and (B) Buyer has examined and approved the condition and all other aspects of the Property and (C) the Property shall be sold, and shall be received by Buyer, at Close of Escrow, in its then condition AS-IS and WITH ALL FAULTS, including any faults mentioned in this Agreement and (D) except as may be specifically set forth herein, Seller has made no representations or warranties whatsoever concerning the Property including but not limited to any representations or warranties concerning:
(i) the value, physical condition, condition of title, suitability, merchantability, or fitness for a particular use or purpose of the Property;
(ii) the area, shape, size, configuration, location, capacity, square footage, acreage, dimensions, or zoning of the Property; (iii) the soils condition, topography, geology, or drainage of the Property; (iv) the existence of any flood plain, floodway, flood hazard area special studies zone, seismic safety zone, or geological fault affecting the Property; (v) the availability of utilities to the Property, or access to the Property by public road or otherwise; (vi) the nature or quality of any materials, labor, workmanship construction, design, engineering, or composition of any improvements affixed to the Property; (vii) and development agreements with cities, counties, or other governmental agencies; (viii) the environmental condition of the Property; and (ix) any law, statute, regulation, rule, ordinance, decree, or court order (including without limitation, any zoning law or ordinance) affecting the Property.

     4.   CLOSING.

          4.1 TIME FOR CLOSING; TERMINATION DATE. This sale shall be closed in the office of the Escrow Holder within fifteen (15) days after all of Buyer's conditions precedent have been satisfied or waived by Buyer on a date mutually agreeable to Buyer and Seller. Buyer and Seller shall deposit in escrow with Escrow Holder all instruments, documents and monies necessary to complete the sale in accordance with this Agreement. As used herein, "closing", "Closing", "Closing Date" "date of closing" or Close of Escrow" means the date on which all appropriate documents are recorded and proceeds of sale are available for disbursement to Seller. Funds held in reserve accounts pursuant to escrow instructions shall be deemed, for purposes of this definition, as available for disbursement to Seller.

          4.2  INTENTIONALLY DELETED.


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          4.3  PRORATIONS; CLOSING COSTS; DISBURSEMENTS.  Taxes and
assessments for the current year and utilities constituting liens shall be prorated as of the date of closing. Seller shall pay the premium for the CLTA title insurance policy, real estate excise, transfer and/or conveyance taxes, the cost of conveyance tax stamps, if any, and one-half of Escrow Holder's escrow fee. Buyer shall pay the cost of recording the deed, one-half of Escrow Holder's escrow fee and the difference in the cost of the premium between CLTA owner's and ALTA owner's extended coverage. Buyer shall receive a credit at closing for the cost of the asbestos removal from the Kids Building as provided in Section 3.9 above. Rent for the month of the Closing shall be prorated on a per diem basis as of the Closing. CAM charges under the Leases shall, if paid monthly by the tenants, not be prorated and any refund to which a tenant may be entitled as a result of overpayment shall be assumed by, and shall be the responsibility of Buyer. Seller shall not be responsible for any underpayment of CAM charges, but shall assign to Buyer any and all CAM funds it is holding as of the Close of Escrow. Upon the Close of Escrow, the Escrow Holder shall promptly undertake all of the following in the manner indicated: (a) prorate all matters referenced above based upon the statement delivered into Escrow signed by the parties; (b) cause for Grant Deed and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records of Los Angeles County, California; (c) disburse from funds deposited by Buyer with Escrow Holder towards payment of all items chargeable to the account of Buyer pursuant hereto in payment of such costs, including, without limitation, the payment of the Purchase Price to Seller, and disburse the balance of such funds, if any, to Buyer; and (d) direct the Title Company to issue the Title Policy to Buyer.

          4.4 POSSESSION. Buyer shall be entitled to possession upon closing.

     5. CONVEYANCE OF TITLE. On closing, Seller shall execute and deliver to Buyer a grant deed ("Grant Deed") conveying title to the Property free and clear of any defects or encumbrances except for the lien of real estate taxes for the current calendar year not yet due and payable, those defects or encumbrances appearing on the Report that were approved or deemed approved by Buyer (the "Permitted Exceptions"), and other encumbrances or defects approved by Buyer in writing.

     As soon as available after closing, Seller shall provide to Buyer a CLTA policy of title insurance pursuant to the preliminary commitment, dated as of the closing date and insuring Buyer in the amount of the purchase price against loss or damage by reason of defect in Buyer's title to the Property subject only to the printed exclusions and general exceptions appearing in the policy form; and Permitted Exceptions; the exceptions specified in the Report which Buyer has not disapproved of (or conditionally approved unless the condition has been satisfied) as provided herein; and real property taxes and assessments that are not delinquent.

     6. RISK OF LOSS; CONDEMNATION. Risk of loss of or damage to the Property shall be borne by the Seller until the date of closing. Thereafter, Buyer shall bear the risk of loss. In the event of material loss of or damage to the Property prior to the date upon which Buyer assumes the risk, Buyer may terminate this Agreement by giving notice of such termination to Seller and Escrow Holder, and such termination shall be effective and the Deposits and interest thereon shall be refunded ten (10) days thereafter, provided, however, that such termination shall not be effective if Seller agrees in writing within such ten (10) day period to restore the Property substantially to its present condition by the closing date.

     If the Property is or becomes the subject of a condemnation proceeding prior to closing, Buyer may, at its opinion, terminate this Agreement by giving notice of such termination to Seller, and upon such termination the Deposits and accrued interest shall be returned to Buyer and this Agreement shall be of no further force or effect except as otherwise provided herein; provided, however, that Buyer may elect to purchase the Property, in which case the total purchase price shall be reduced by the total of any condemnation award received by Seller. On closing, Seller shall assign to Buyer all of Seller's rights in and to any future condemnation awards or other

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proceeds payable or to become payable by reason of any taking. Seller agrees to notify Buyer of eminent domain proceedings within five (5) days after Seller learns thereof.

         7. SELLER'S REPRESENTATIONS AND WARRANTIES. Other than as set forth below, Buyer acknowledges that neither Seller nor its agents have made, do make, or will make, and each hereby disclaims any representation or warranty, whether express, implied, or statutory, whether oral or written, with respect to the Property.

In addition to other representations herein, Seller represents and warrants to Buyer as of the date of closing that:

         7.1 Seller has full power and authority to execute this Agreement and perform Seller's obligations and duties hereunder;

         7.2 The Property is not subject to any lease or tenancies except the leases with Target and Kids.

         7.3 The employees of Seller's agent listed below as "Representing Employees" have not received any notice and are not aware of any notice that the Property, the sale of the Property or the use occupancy or condition of the Property violates any applicable statute, ordinance or regulation, or any order of any court or any governmental authority or agency;

         7.4 Seller is not a "foreign person" for purposes of Section 1445 of the Internal Revenue Code. Prior to closing, Seller shall execute and deliver to Escrow Holder an affidavit in order to meet the Foreign Investment in Real Property Tax Act ("FIRPTA") requirements of I.R.C. # 1445; and

         7.5 The employees of Seller's agent listed below as "Representing Employees" represent that, without having done any investigation whatsoever (other than Phase 1 and asbestos reports referenced in Section 3.9), they have received no notice and are not aware of (other than as might be shown in the Phase 1 and asbestos reports referenced in Section 3.9)(i) any notice from any agency suggesting that the Property is or may be targeted for a Superfund or similar type of cleanup, or (ii) that the Property has ever been used for the storage of oil, solvents, fuels or chemicals in violation of any governmental law, order or regulation. However, Seller advises Buyer to review the Phase 1 referenced in Section 3.9 to satisfy itself as to the history of such uses, if any on the Property.

         7.6 The "Representing Employees" as used in this Section 7 are the following individuals, who are all employed by Su elt Management Company, Seller's agent, and whose titles reference their titles with Su elt Management Company: Richard M. Reeves, President; Raymond G. Gardner, Sr. Vice President; Michael W. Holmes, Vice President, Western Region; and Robert
E. Griffin, Vice President, Property Management.

    8. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller that; (i) at the Effective Date and at the date of closing Buyer, and the person signing on behalf of Buyer, has full power and authority to execute this Agreement and to perform Buyer's obligations hereunder; and (ii) Buyer is a sophisticated and experienced buyer of properties such as the Property. In deciding to purchase the Property and to enter into this Agreement, Buyer has investigated and researched (or will investigate and research) the Property, through consultants or otherwise, to the extent Buyer deems prudent.

    9. DEFAULT. If Seller defaults hereunder, Buyer may seek specific performance of this Agreement, damages or rescission and Buyer shall be entitled to return of the Deposit with accrued interest, on demand.

IF BUYER BREACHES THE OBLIGATION TO COMPLETE THE PURCHASE OF THE PROPERTY, THEN SELLER, BY NOTICE TO BUYER, MAY TERMINATE BUYER'S

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RIGHTS TO PURCHASE THE PROPERTY AND, AS SELLER'S SOLE REMEDY FOR THE DEFAULT
BY BUYER, SELLER SHALL RECEIVE AND RETAIN THE DEPOSIT UNDER THIS AGREEMENT
AS LIQUIDATED AND AGREED UPON DAMAGES. BY INITIALING THE SPACES WHICH FOLLOW, BUYER AND SELLER SPECIFICALLY AND EXPRESSLY AGREE TO ABIDE BY THE TERMS AND PROVISIONS OF THIS PARAGRAPH CONCERNING LIQUIDATED DAMAGES. BUYER AND SELLER ACKNOWLEDGE THE IMPRACTICALITY AND EXTREME DIFFICULTY OF FIXING THE ACTUAL DAMAGES SELLER WOULD SUSTAIN AS A RESULT OF THE BREACH OF BUYER'S OBLIGATION TO COMPLETE THE PURCHASE OF THE PROPERTY, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WILL INCUR AS A RESULT OF BUYER'S FAILURE TO COMPLETE THE PURCHASE. HOWEVER, THIS SECTION SHALL NOT LIMIT SELLER'S RIGHTS UNDER THE INDEMNITY OBLIGATIONS OR ATTORNEY'S FEES PROVISIONS OF THIS AGREEMENT.

SELLER'S INITIALS   [ILLEGIBLE]         BUYER'S INITIALS      [ILLEGILE]
                 -------------------                     ---------------------

    If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled. If any party makes a written settlement offer which is not accepted by the other party, then if the amount recovered by such other party is less than the amount of the settlement offer, the party making the settlement offer shall be considered the prevailing party.

    10. NOTICES. All notices, waivers, elections, approvals and demands required or permitted to be given hereunder shall be in writing and shall be personally delivered (by overnight courier service or other means of personal service) or sent by United States certified mail, return receipt requested, to the addressee's mailing address set forth on the signature page:

and, in the case of Buyer, a copy to:  William N. Moloney
                                       5711 NE Tolo Rd.
                                       Bai ridge Island, WA 98110

and, in the case of Seller, a copy to: Su elt Management Company
                                       220 Congress Park Drive, Suite 215
                                       Delray Beach, FL 33445
                                       Attention: Richard M. Reeves
                                       Tel. No.: (561) 265-1300
                                       Facsimile No.: (561) 265-1308

                                       and:

                                       Su elt Management Company
                                       5405 Morehouse Drive, Suite 310
                                       San Diego Ca 92121
                                       Attention: Michael W. Holmes
                                       Tel. No. (619) 554-1988
                                       Facsimile No. (619) 554-1985

Either party hereto may, by proper notice to the other, designate any other address for the giving of notice. Any notice shall be effective when personally delivered or, if mailed as provided herein, on the date of actual receipt.

     11. NO NEGOTIATIONS WITH THIRD PARTY. Seller shall not negotiate nor commit to sell, lease or otherwise transfer the Property or any portion thereof to any other person or party as long as Buyer is proceeding in good faith to perform its duties under this Agreement; provided, however, Seller may accept back-up offers subject to this transaction but this proviso shall not relieve Seller of its duty of confidentiality pursuant to Section 15 below. This covenant shall remain in full force and effect and be legally binding upon Seller until termination of this Agreement.

     12. GENERAL. This is the entire agreement of Buyer and Seller with respect to the matters covered hereby and supersedes all prior agreements between them, written or oral. This Agreement may be modified only in writing, signed by Buyer and Seller. Any waivers hereunder must be in writing. No waive of any right or remedy in the event of default hereunder shall constitute a waiver of such right or remedy in the event of any subsequent default. This Agreement is for the benefit only of the parties hereto and shall inure to the benefit of and bind the heirs, personal representatives, successors and assigns of the parties hereto, provided that this Agreement may not be assigned by Buyer without the prior written consent of Seller, which Seller may grant or withhold in its sole and absolute discretion except to any entity of which Buyer is affiliated. However, no assignment shall be effective until the assignee entity assumes in writing the obligations of Buyer under this Agreement. Buyer shall remain obligated unless specifically released by Seller. Any purported assignment made without satisfying the requirements of this Section shall be null and void, not merely voidable. Additionally, at Seller's election, the purported assignment shall constitute a default by Buyer under this Agreement, for which Seller may terminate this Agreement and retain the Deposit as liquidated damages. If the date for performance or giving notice under this Agreement is a Saturday, Sunday or banking holiday in California, the date for performance or notice shall be extended until the next day that is not a Saturday, Sunday or banking holiday.

     13. SURVIVAL. The representations, indemnities, releases and warranties shall not merge in the deed of conveyance, but shall survive closing and shall survive the termination of this Agreement.

     14. BROKER'S FEE. All real estate commissions and/or broker's fees shall be payable by Seller at closing to Pentz & Partners, Inc. (the "Broker") and Grubb and Ellis (the "Co-Broker"). Said commission and/or broker's fee shall be as agreed upon in a separate agreement between Seller and the Broker. Said agreement shall hold Buyer harmless from any obligation for payment of any real estate commissions and/or broker's fees and shall survive closing.

     15. CONFIDENTIALITY. Seller and Buyer as of the Effective Date agree not to directly or indirectly provide any information about the Property and/or the sale of the Property or to discuss any of the terms of this Agreement and the timing of the project or any other items regarding the transaction with any other person or entity other than their employees, agents and attorneys (who shall be directed as to the same by Seller and Buyer), unless and until Buyer notifies Seller in writing that this transaction cannot be consummated.

     16. EXHIBITS. Exhibits A and B attached hereto are incorporated as if fully set forth.

                              Exhibit A - Site Plan
                              Exhibit B - Legal Description of the Property

     17. EFFECTIVE DATE. The later of the Buyer's signature date and the Seller's signature date, as set forth below, shall be the "Effective Date" of this Agreement.

     18. ESCROW HOLDER. The parties appoint Escrow Holder to consummate the purchase described in and consistent with this Agreement. Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions of Escrow Holder or other instruments as may reasonably be required by Escrow Holder in order to consummate the transaction contemplated by this Agreement. Any such supplemental instructions shall not conflict with, amend or supersede any portions of this Agreement. If there is any inconsistency between such supplemental instructions and this Agreement, this Agreement shall control. In addition, Seller and Buyer designate Escrow Holder as the "real estate reporting person" for the transaction under Section 6045(e) of the Internal Revenue Code.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of signature dates set forth below.

BUYER:                  EAGLE HARDWARE & GARDEN, INC.

By:                     /s/ Richard T. Takata
                        ------------------------
Typed name:             Richard T. Takata
Its:                    President and C.E.O.

By:                     /s/ Ronald Maccarone
                        --------------------

Typed Name:             Ronald Maccarone
                        --------------------

Its:                    Executive Vice President - Finance and C.F.O.
                        --------------------

Buyer's signature date  May 15, 1998
                        ---------------------------

SELLER:                 NEVADA INVESTMENT HOLDINGS, INC.

By:                     /s/ Richard M. Reeves
                        ---------------------

Typed name:             Richard M. Reeves
                        ---------------------

Its:                    Authorized Signatory
                        ---------------------

By:                     /s/ Michael W. Holmes
                        ---------------------

Typed name:             Michael W. Holmes
                        ---------------------

Its:                    Authorized Signatory
                        ---------------------

Seller's signature date May 27, 1998
                        ---------------------

ACCEPTANCE BY ESCROW HOLDER

     First American Title Insurance Company hereby acknowledges that it has received a fully executed original of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.


                                  FIRST AMERICAN TITLE INSURANCE COMPANY

                                  By:
                                     ---------------------------------
                                  Typed name:
                                              -----------------------
                                  Its:
                                              -----------------------


                                  ---------------------------------, 1998
                                  Escrow Holder's signature date

                                  EXHIBIT "A"




                                 [GRAPHIC MAP]

Purchased load.......................  392,000 SF = 9.0 AC
San Dimas Wash land use..............   33,600 SF = 0.769 AC
Vacated Grandahl 91 R.O.W............   13,975 SF = 0.31 AC
                                       ---------------------
                                       439,015 SF = 10.08 AC




PROJECT DATA
------------
TOTAL LAND AREA.................................   439,015 S.F./=10.8 AC
-----------------------------------------------------
TOTAL BUILDING FOOTPRINT........................   160,272 S.F.
-----------------------------------------------------
     EAGLE BUILDING SHELL.......................   129,472 S.F.
     EAGLE GARDEN DEPT..........................    30,800 S.F.
PARKING REQUIRED................................    686 spaces
-----------------------------------------------------
     EAGLE BUILDING (129,472 S.F. @ 1/200.......    647 spaces
     EAGLE GARDEN (30,800 S.F. @ 1/800).........     39 spaces
PARKING PROVIDED (with a variance)..............    569 spaces
-----------------------------------------------------
     EAGLE BUILDING & GARDEN....................    569 spaces
                      (incl. 7 HDCP, 10 Load Lanes & 14 contract)



PROPOSED:
---------
EAGLE HARDWARE & GARDEN
----------------------------------
EWC OF AZUSA AVE. AND GRONDAHL
COVINA CALIFORNIA
----------------------------------
DRAWING NO. X467.A DATED - 2/20/98
Eagle Hardware & Garden, Inc.
Store Development Dept.

                                  EXHIBIT "B"
                               LEGAL DESCRIPTION

THE ITEM NUMBERS LISTED BELOW ARE REFERENCED FROM FIRST AMERICAN TITLE INSURANCE COMPANY AS PRELIMINARY REPORT DATED MARCH 21, 1997. FIRST AMERICAN TITLE INSURANCE COMPANY ORDER NUMBER 9706544-52

TITLE TO SAID ESTATE OR INTEREST AT THE DATE HEREOF IS VESTED IN:

     NEVADA INVESTMENT HOLDINGS, INC., A NEVADA CORPORATION.

THE ESTATE OR INTEREST IN THE LAND HEREINAFTER DESCRIBED OR REFERRED TO COVERED BY BY THIS REPORT IS:
     A FEE, AS TO PARCEL(S):  1
     AN EASEMENT, AS TO PARCEL(S):  2

THE LAND REFERRED TO HEREIN IS DESCRIBED AS FOLLOWS:

PARCEL 1:

THAT PORTION OF THE NORTHEAST QUARTER OF SECTION 10, TOWNSHIP 1 SOUTH, RANGE 10 WEST, RANGE 10 WEST, SAN BERNARDINO MERIDIAN, IN THE CITY OF COVINA. ACCORDING TO THE OFFICIAL PLAY OF SAID LAND ON FILE IN THE DISTRICT LAND OFFICE ON OCTOBER 31, 1873. DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHEAST CORNER OF LOT 11 OF TRACT 22813, AS SHOWN ON MAP RECORDED IN BOOK 618 PAGE 69 TO 72 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDED OF SAID COUNTY; THENCE ALONG THE EASTERLY BOUNDARY OF SAID TRACT, NORTH 175'00" WEST 450.00 FEET AND NORTH 21'23'26" WEST 163.72 FEET; AND NORTH 30'00'00" WEST 6.01 FEET TO THE SOUTHERLY LINE OF GRONDAHL STREET, AS SHOWN ON MAP OF SAID TRACT 22813; THENCE ALONG SAID GRONDAHL STREET, NORTH 65'10'20" EAST 0.46 FEET TO THE BEGINNING OF A TANGENT CURVE IN SAID GRONDAHL STREET, CONCAVE TO THE SOUTH AND HAVING A RADIUS OF 520.00 FEET; THENCE EASTERLY ALONG SAID CURVE 225.53 TO THE END OF SAME; THENCE CONTINUING ALONG SAID STREET SOUTH 89'38'51" EAST 396.99 FEET TO A POINT IN THE SOUTHERLY LINE OF SAID GRONDAHL ST. DISTANT WESTERLY, MEASURED AT RIGHT ANGLES ALONG SAID SOUTHERLY LINE AND THE EASTERLY PROLONGATION OF THE TANGENT PORTION THEREOF.
125.00 FEET FROM THE WESTERLY LINE OF AZUSA AVE, AS SHOWN MAP OF SAID TRACT 22813; THENCE LEAVING SAID SOUTHERLY LINE AND PARALLEL WITH SAID WESTERLY LINE OF AZUSA AVENUE, SOUTH 0'21'09" WEST 125.00 FEET; THENCE PARALLEL WITH SAID SOUTHERLY LINE AND THE EASTERLY PROLONGATION OF THE TANGENT PORTION OF SAID SOUTHERLY LINE, SOUTH 89'38'51" EAST 125.00 FEET TO SAID WESTERLY LINE OF AZUSA AVE; THENCE ALONG SAID WESTERLY LINE SOUTH 0'21'09" WEST 464.86 FEET TO THE NORTHERLY LINE OF THE RIGHT OF WAY OF THE SAN DIMAS WASH, AS SHOWN ON MAP OF SAID TRACT 22813; THENCE ALONG SAID NORTHERLY LINE SOUTH 84'39'04" WEST 670.02 FEET TO THE POINT OF BEGINNING.

PARCEL C:

THAT PORTION OF THE SOUTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 10, TOWNSHIP 1 SOUTH RANGE 10 WEST, SAN BERNARDINO MERIDIAN, IN THE CITY OF COVINA, ACCORDING TO THE OFFICIAL PLAT OF SAID LAND FILED IN THE DISTRICT LAND OFFICE, DESCRIBED AS FOLLOW:

BEGINNING AT A POINT IN THE SOUTHERLY LINE OF GRONDAHL STREET AS SHOWN ON THE MAP OF TRACT 22813, RECORDED IN BOOK 618 PAGES 69 TO 72 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, SAID POINT BEING THE EASTERLY TERMINUS OF THAT COURSE DESCRIBED ON SAID MAP AS HAVIN A BEARING OF NORTH 89'38'51" WEST AND A LENGTH OF 496.99 FEET. SAID POINT ALSO BEING THE BEGINNING OF A TANGENT CURVE CONCAVE TO THE SOUTHWEST. HAVING A RADIUS OF
25.00 FEET, WHICH CURVE AT ITS OTHER TERMINUS IS ALSO TANGENT TO THE WESTERLY LINE OF AZUSA AVENUE 100.00 FEET WIDE; HENCE SOUTHEASTERLY ALONG SAID CURVE THROUGH A CENTRAL ANGLE OF 90'00'00" AN ARC DISTANCE OF 39.27 FEET TO ITS POINT OF TANGENCY WITH SAID WESTERLY LINE OF AZUSA AVENUE; THENCE ALONG SAID WESTERLY LINE SOUTH 0'21'09" WEST 100.00 FEET; THENCE AT RIGHT ANGLE TO SAID WESTERLY LINE NORTH 59'38'51" WEST 123.00 FEET; THENCE PARALLEL WITH SAID WESTERLY LINE OF AZUSA AVENUE NORTH 0'21'09" EAST 125.00 FEET TO A POINT IN THE SAID SOUTHERLY LINE OF GRONDAHL STREET; THENCE ALONG SAID SOUTHERLY LINE SOUTH 89'38'51" EAST 100.00 FEET TO THE POINT OF BEGINNING.